                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                 (Date of earliest event reported): July 9, 2002

                              FASHIONMALL.COM, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     0-26151                  06-1544139
           --------                     -------                  ----------

(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
of Incorporation)                                            Identification No.)

                774 Mays Blvd #10-259, Incline Village, NV 89451
              (Address of principal executive office and zip code)


               Registrant's telephone number, including area code:
                                 (775) 833-3233

ITEM 5. OTHER EVENTS.

        On July 9, 2002, the Registrant publicly disseminated a press release announcing that (i) it had agreed to allow TRG Net Investors LLC to convert its preferred stock into the 824,084 shares of common stock it was originally convertible into and (ii) its board of directors had declared a special cash dividend in the amount of $3.75 per share of common stock, payable on August 1, 2002 to common stockholders of record on July 22, 2002. A copy of this press release of the Registrant is included herein as Exhibit 99.1. This press release is incorporated by reference into this Item 5 and the foregoing description of the press release is qualified in its entirety by reference to this exhibit.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits.

             99.1 Press Release, dated July 9, 2002, announcing that (i) the Registrant had agreed to allow TRG Net Investors LLC to convert its preferred stock into the 824,084 shares of common stock it was originally convertible into and (ii) the Registrant's board of directors had declared a special cash dividend in the amount of $3.75 per share of common stock, payable on August 1, 2002 to common stockholders of record on July 22, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            FASHIONMALL.COM, INC.

                            By: /s/ Benjamin Narasin
                                -------------------------------
                            Name: Benjamin Narasin
                            Title: Chairman and Chief Executive

Date: July 9, 2002

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------


99.1 Press Release, dated July 9, 2002, announcing that (i) the Registrant had agreed to allow TRG Net Investors LLC to convert its preferred stock into the 824,084 shares of common stock it was originally convertible into and (ii) the Registrant's board of directors had declared a special cash dividend in the amount of $3.75 per share of common stock, payable on August 1, 2002 to common stockholders of record on July 22, 2002.